Exhibit 8.2

November 25, 2015

American Enterprise Bankshares, Inc.

10611 Deerwood Park Blvd.

Jacksonville, FL 32256

Re:	Fidelity Southern Corporation (“Fidelity”) Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to American Enterprise Bankshares, Inc., (“AEB”), in connection with the merger (the “Merger”) of AEB with and into Fidelity, pursuant to the Agreement and Plan of Merger dated as of October 26, 2015 (the “Merger Agreement”) by and between Fidelity and AEB. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement.

This opinion is being delivered in connection with Registration Statement No. _____-_______ on Form S-4 (the “Registration Statement”) filed by Fidelity with the Securities and Exchange Commission (the “SEC”) and to which this opinion is an exhibit.

In connection with rendering our opinion herein, we have reviewed, and with your consent are expressly relying upon (without any independent investigation thereof) the truth and accuracy of the statements, representations, and covenants contained in (i) the Merger Agreement and any exhibits thereto, (ii) the Registration Statement, (iii) the representation letters of Fidelity and AEB delivered to us for purposes of such opinion, and (iv) such other documents and corporate records that we have deemed necessary and appropriate to enable us to render the opinion set forth below. In our examination of documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. With respect to any representations in any of the foregoing documents that are made “to the knowledge of” or are similarly qualified, we have assumed that such representations are accurate, in each case, without such qualification. In addition, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and that none of the material terms and conditions therein have been or will be waived or modified.

Our opinion assumes and is expressly conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in the preceding paragraph, up to and including the Effective Time of the Merger. If any of our assumptions described above are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion expressed below may be adversely affected and may not be relied upon.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, Internal Revenue Service pronouncements and judicial decisions, all as in effect on the date hereof. These authorities are subject to change and any such change may be applied retroactively, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below. We undertake no responsibility to advise you of any changes in the application or interpretation of the United States federal income tax laws.

Based upon and subject to the foregoing, we hereby confirm to you that (i) it is our opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the summary of U.S. federal income tax considerations set forth under the caption “Material Federal Income Tax Consequences of the Merger and Opinion of Tax Counsel” in the Registration Statement is accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not, however, constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ SMITH, GAMBRELL & RUSSELL, LLP

DWS/dtn